Independent Auditors' Consent



To The Board of Trustees of
Oppenheimer Europe Fund:

We consent to the use in the Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Europe Fund of our report dated January 29, 1999, included in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Independent Auditors" included in such Statement of Additional Information.



                                  /s/ KPMG LLP
                                    ------------------------------------------
                                    KPMG LLP

Denver, Colorado
January 29, 1999